Exhibit 99-1
INVESTOR NEWS

For Immediate Release

CPG Posts Record Results

Announces Guidance for 2008

Tuesday February 19, 2008

CPG International Inc. (CPG) a leading manufacturer of premium, branded, low maintenance building products for both residential and commercial markets today announced fourth quarter 2007 financial results. CPG’s products include AZEK Trim, AZEK Deck and AZEK Moulding, for residential markets and bathroom and locker systems sold under the brand names Comtec Industries, Hiny Hider and TuffTec, used in commercial building markets.

“Given the deterioration of the housing market, we feel good about the financial performance of CPG in 2007 and the steps we are taking to build a strong, long-term foundation for growth,” said Glenn Fischer, CPG’s Interim Chief Executive Officer. “We continued to execute on our mission of becoming the leading supplier of premium, low maintenance building products for customers in North America. At AZEK Building Products, the build out of the distribution and sales footprint for both, AZEK Trim, Deck, and Moulding products is proceeding rapidly and with our recent investments in capacity, we are well positioned to serve the growing demand for our products as consumers and contractors increasingly use synthetic materials. At Scranton Products, we continue to focus on repositioning the sales and marketing efforts to support our leading branded bathroom partitions and locker systems.”

The Company also announced that the closing of the recently announced acquisition of Composatron Railing Systems is expected to occur within the first half of 2008.

2007 Highlights

•	Sales for 2007 were $313.7 million, up 19.8% over 2006. The successful acquisitions of Procell and Santana and growth in sales of AZEK Deck more than offset the effects of a declining housing market.

•	Gross margin improved 210 basis points for 2007 driven by lower material costs, increased volumes, and improved operating productivity.

•	Net income was $4.7 million for 2007, an improvement from a net loss of $0.5 million in 2006.

•

Sales growth and improved margins helped drive all-time record EBITDA performance in 2007 as EBITDA was up 42.8% to $60.3 million. Adjusted EBITDA was $63.2 million in 2007, up 42.8% from $44.3 million in 2006.

•	At December 31, 2007, CPG had cash of $9.6 million and had a $38.6 million available borrowing base on its revolving credit facility.

Fourth Quarter Highlights

(See the accompanying financial schedules for full financial details and a reconciliation of non-GAAP financial measures to their GAAP equivalents)

•	Fourth quarter sales improved to $59.6 million, up 16.3% from the Fourth quarter 2006 driven by the acquisition of Procell.

•	Gross margin decreased 75 basis points in 2007 versus the comparable period in 2006 as a result of product mix being offset by lower material costs and improved productivity.

•	Net loss was $1.9 million in the fourth quarter compared to a net loss of $3.1 million in 2006 reflecting higher sales and improved profitability being offset by higher interest expense.

•	EBITDA performance in fourth quarter of 2007 grew to $10.0 million from $7.5 million last year. Adjusted EBITDA was $10.6 million in the quarter, up 29.2% from $8.2 million in 2006.

EBITDA Guidance

(See the accompanying financial schedules for full financial details and a reconciliation of non-GAAP financial measures to their GAAP equivalents)

CPG announced earnings guidance for 2008 with Adjusted EBITDA guidance of $68 million to $78 million. “We approach 2008 with cautious optimism,” said Scott Harrison, Executive Vice President and Chief Financial Officer. “Our expected growth in 2008 is based on the continued build out of the AZEK sales footprint and product offering including railing and regaining market share in our Scranton Products Commercial business. The severity of the current economic and housing downturn and raw material prices will have an impact on our expected earnings growth.”

Investor Call

CPG will hold an investor conference call to discuss 2007 financial results at 10 AM Eastern time, today, February 19, 2008. Glenn M. Fischer, Interim Chief Executive Officer, Ralph Bruno, President AZEK Building Products and Scott Harrison, Executive Vice President and Chief Financial Officer, will host the call.

To access the conference call, please dial (866) 315-3365, and use conference ID code 34788417. An encore presentation will be available for one week after the completion of the call. In order to access the encore presentation, please dial (800) 642-1687 or (706) 645-9291, and use the conference ID code 34788417.

Forward-looking Statements

Statements in this investor release and the schedules hereto which are not purely historical facts or which necessarily depend upon future events, including statements about forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to CPG on the date this release was submitted. CPG undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the CPG’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, the commercial building industry, raw material prices, competition and the economy. CPG may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of CPG’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

About CPG International

Headquartered in Scranton, Pennsylvania, CPG International is a manufacturer of market-leading brands of highly engineered, premium, low-maintenance, building products for residential and commercial markets designed to replace wood, metal and other traditional materials in a variety of construction applications. The Company’s products are marketed under several brands including AZEK® Trim and Moulding, AZEK® Deck, Santana Products, Comtec Industries, Capitol, EverTuff™, TuffTec™, Hiny Hider® and Celtec®, as well as many other brands. For additional information on CPG please visit our web site at WWW.CPGINT.COM.

Financial Schedules

CPG International Inc. and Subsidiaries

Consolidated Balance Sheets

December 31, 2007 and December 31, 2006

(unaudited)

(dollars in thousands)

	December 31,	December 31,
	2007	2006
ASSETS:
Current assets:
Cash	$9,608	$2,173
Receivables:
Trade, less allowance for doubtful accounts of $1,470 and $997 in 2007 and 2006, respectively	30,712	29,325
Inventories	52,391	45,493
Deferred income taxes—current	8,323	9,192
Prepaid expenses and other	9,302	6,441
Total current assets	110,336	92,624
Property and equipment—net	92,693	79,935
Goodwill	276,918	232,749
Intangible assets —net	100,115	92,408
Deferred financing costs—net	8,605	10,080
Other assets	653	—
Total assets	$589,320	$507,796

LIABILITIES AND SHAREHOLDER’S EQUITY:
Current liabilities:
Accounts payable—primarily trade	$27,474	$25,680
Current portion of capital lease	1,415	647
Current portion of long-term debt obligations	—	9,508
Accrued interest	15,696	13,887
Accrued expenses	15,430	7,391
Total current liabilities	60,015	57,113
Deferred income taxes	45,471	43,715
Capital lease obligation—less current portion	5,411	3,010
Long-term debt—less current portion	278,107	245,132
Accrued warranty	3,107	1,854
Other liabilities	664	—
Commitments and contingencies
Shareholder’s equity:
Common shares, $0.01 par value: 1,000 shares authorized; 10 issued and outstanding at December 31, 2006 and December 31, 2005	—	—
Additional paid-in capital	199,961	165,066
Retained deficit	(3,416)	(8,094)
Total shareholder’s equity	196,545	156,972
Total liabilities and shareholder’s equity	$589,320	$507,796

CPG International Inc.

and Subsidiaries

Consolidated Statements of Operations

Years Ended December 31, 2007and 2006

(unaudited)

(dollars in thousands)

	Year Ended	Year Ended
	December 31,	December 31,
	2007	2006
Net sales	$313,703	$261,790
Cost of sales	(225,323)	(193,417)
Gross margin	88,380	68,373
Selling, general and administrative expenses	(46,844)	(40,249)
Net gain on sale of fixed assets	422	—
Operating income	41,958	28,124

Other income (expenses):
Interest expense	(34,445)	(28,897)
Interest income	745	212
Miscellaneous – net	229	306
Total other expenses-net	(33,471)	(28,379)

Income (loss) before income taxes	8,487	(255)
Income tax expense	(3,809)	(230)
Net income (loss)	$4,678	$(485)

CPG International Inc.

and Subsidiaries

Consolidated Statements of Operations

Three Months Ended December 31, 2007and 2006

(unaudited)

(dollars in thousands)

	Three	Three
	Months Ended	Months Ended
	December 31,	December 31,
	2007	2006
Net sales	$59,650	$51,276
Cost of sales	(44,029)	(37,464)
Gross margin	15,621	13,812
Selling, general and administrative expenses	(10,934)	(10,812)
Loss on sale of fixed assets	(21)	–
Operating income	4,666	3,000

Other income (expenses):
Interest expense	(8,601)	(7,539)
Interest income	286	93
Miscellaneous – net	48	702
Total other expenses-net	(8,267)	(6,744)

Loss before income tax benefit	(3,601)	(3,744)
Income tax benefit	1,694	657
Net loss	$(1,907)	$(3,087)

CPG International Inc. and Subsidiaries

Calculation of Earnings before Interest, Taxes, Depreciation and Amortization

Years Ended December 31, 2007 and 2006

(unaudited)

(dollars in thousands)

	Year Ended	Year Ended
	December 31,	December 31,
	2007	2006
Net income (loss)	$4,678	$(485)
Interest expense, net	33,700	28,685
Income tax expense	3,809	230
Depreciation and amortization	18,157	13,813
EBITDA	$60,344	$42,243

Reconciliation to Adjusted EBITDA:
EBITDA	$60,344	$42,243
Non-recurring items:
Settlement charges	500	–
Net gain on sale of fixed assets	(421)	–
Retiring executive costs	–	385
Severance costs	1,009	–
Relocation and hiring costs	–	81
Management fee and expenses	1,733	1,021
Non-recurring /acquisition costs	73	545
Adjusted EBITDA	$63,238	$44,275

CPG International Inc. and Subsidiaries

Calculation of Earnings before Interest, Taxes, Depreciation and Amortization

Three Months Ended December 31, 2007 and 2006

(unaudited)

(dollars in thousands)

	Three	Three
	Months Ended	Months Ended
	December 31,	December 31,
	2007	2006
Net loss	$(1,907)	$(3,087)
Interest expense, net	8,315	7,446
Income tax benefit	(1,694)	(657)
Depreciation and amortization	5,291	3,822
EBITDA	$10,005	$7,524

Reconciliation to Adjusted EBITDA:
EBITDA	$10,005	$7,524
Non-recurring items:
Loss on sale of fixed assets	21	–
Retiring executive costs	–	138
Severance costs	204	–
Management fee and expenses	388	432
Non-recurring /acquisition costs	–	122
Adjusted EBITDA	$10,618	$8,216